Exhibit 99.1

BSB
Bancorp, Inc.                                                                                                                                    News Release
58-68 Exchange St.
Binghamton, New York 13901

For Further Information, Contact:
Rexford C. Decker
Senior Vice President & CFO
(607) 779-2320
Website: www.bsbbank.com

BSB BANCORP, INC. ANNOUNCES SECOND

QUARTER 2002 RESULTS

AND DECLARES QUARTERLY DIVIDEND

BINGHAMTON, N.Y.—July 25, 2002—BSB Bancorp, Inc., (NASDAQ/NMS:BSBN) the bank holding company for BSB Bank & Trust Company, a diversified financial services organization with total assets of approximately $2.1 billion, today announced financial results for the second quarter and six months ended June 30, 2002.

On June 24, 2002, BSB announced that it would take a provision for loan losses of $26.7 million in the second quarter of 2002, due to deterioration in the commercial and industrial (C&I) loan portfolio. As a result of the provision, BSB had a net loss for the quarter ended June 30, 2002 of $11.2 million, or $1.16 per diluted share, compared to net income of $5.4 million, or $0.53 per diluted share, for the second quarter of 2001. The provision for loan losses for the second quarter of 2001 and first quarter of 2002 were $4.5 million and $5.2 million, respectively. Net income for the first quarter 2002 was $5.0 million, or $0.51 per diluted share. Notwithstanding the loss in the second quarter, BSB Bancorp, Inc. and BSB Bank & Trust Company each remain well capitalized by regulatory standards at June 30, 2002.

BSB also announced that on July 22, 2002, the Board of Directors declared a quarterly dividend of $0.25 per share. The dividend is payable September 10, 2002 to shareholders of record at the close of business on August 23, 2002.

Second Quarter 2002 Performance Highlights:

•	A $56.0 million reduction in C&I loans, to approximately 46.5 percent of loans outstanding

•	A $26.3 million reduction in brokered CD’s and “Moneydesk” deposits during the quarter

•	Residential mortgage originations continued strong at $24 million

•	Deposit growth in our Central New York region exceeded $16 million

“While recognizing the significance of the second quarter provision, we remain confident in the strength and quality of our core banking business,” said Howard W. Sharp, President

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and Chief Executive Officer. “We continue to focus on improving asset quality primarily in C&I loans, and on reducing the size of the C&I portfolio as a percentage of total loans.”

“The actions taken by the Board in the second quarter reflect specific circumstances affecting individual borrowers and our analysis during the quarter of other borrowers whose reported financial results reveal further deterioration of collateral and repayment ability. The action also reflects BSB’s concern for what we see as economic sluggishness and uncertainty in our primary markets,” Mr. Sharp stated.

Approximately $13 million of the second quarter provision related specifically to five borrowers, each of which is experiencing major operational difficulties, resulting in eroding collateral values and repayment ability. Another $8 million of the provision relates to 29 borrowers reporting deteriorating trends in earnings or asset values. The remainder of the provisioning is the result of deterioration in the risk grades in the commercial and industrial loan portfolio, as well as increased loan charge-off experience.

The allowance for loan losses was $57.0 million at June 30, 2002, compared to $55.2 million on June 30, 2001 and $52.8 million at the end of the March 2002 quarter. The second quarter 2002 allowance for loan losses as a percentage of period-end loans outstanding was 4.3 percent, compared to 3.3 percent on June 30, 2001, and 3.8 percent on March 31, 2002. The coverage of the allowance was equal to 105.4 percent of non-performing loans (non-accruing loans and accruing loans 90 days or more past due) at June 30, 2002 compared with 102.1 percent on June 30, 2001 and 92.4 percent on March 31, 2002.

Non-performing loans at June 30, 2002 were $54.1 million, or 4.1 percent of total gross loans outstanding, compared to $54.0 million, or 3.3 percent of total gross loans outstanding at June 30, 2001, and $57.1 million, or 4.2 percent of total gross loans outstanding on March 31, 2002.

Loans 30-89 days past due were $10.0 million at June 30, 2002, down from $33.9 million at June 30, 2001, a reduction of 70.6 percent, and down from $14.4 million at March 31, 2002, a reduction of 30.6%. Loans 30-89 days past due as a percentage of total gross loans outstanding were 0.76 percent at June 30, 2002, compared with 2.05 percent at June 30, 2001, and 1.04 percent at March 31, 2002.

At June 30, 2002 commercial and industrial loans totaled $612.4 million or 46.5 percent of the total loan portfolio, as compared to $867.6 million or 52.6 percent of the total portfolio at June 30, 2001. C&I loans were down $56.0 million, or 8.4 percent from the end of first quarter 2002, and $255.2 million or 29.4 percent from June 30, 2001.

Net interest income for the second quarter was $19.9 million, compared to $20.7 million in the second quarter of 2001, and $20.2 million for the first quarter of 2002. Net interest income declined, on a year-to-year basis, by only 4 percent, despite a $366.6 million reduction in average gross loans, primarily C&I loans, from the second quarter of 2001 to the second quarter of 2002. The reduction in gross loans reflects actions taken by BSB to rebalance its loan portfolio. It also provided an opportunity to let $167.1 million in higher-cost brokered CD’s and “Moneydesk” deposits, used to finance these loans, run off.

Non-interest income for the second quarter of 2002 was $3.2 million compared to $3.6 million for the second quarter 2001, which included a $299 thousand gain on the sale of a branch office. First quarter 2002 non-interest income was $4.8 million and included a $1.8 million gain on sale of the Bank’s credit card portfolio.

Operating expense for the second quarter of 2002 was $13.6 million, compared to $11.8 million in the first quarter of 2002. This increase was primarily attributable to increases

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in a few specific areas. Advertising increased $419 thousand, professional fees increased $358 thousand, expenses associated with repossessed or foreclosed property increased $282 thousand and one-time expenses related to the conversion to “Proof of Deposit” processing were $387 thousand. Operating expenses for the second quarter of 2001 were $11.0 million. When compared to the second quarter of 2002, the categories representing the increases were the same as mentioned above plus salaries and benefits costs increasing $942 thousand.

BSB’s efficiency ratio for the second quarter was 57.10%, compared to 45.68% for the second quarter of 2001, and 50.86% for the first quarter of 2002.

Performance Highlights, Six Months Ended June 30, 2002:

•	A $138.2 million reduction in C&I loans from December 31, 2001

•	A 27 basis-point improvement in the interest rate margin compared to the six month period ended June 30, 2001

•	A $37.8 million reduction in brokered CD’s and “Moneydesk” deposits from December 31, 2001

•	Deposit growth of $31.8 million in our Central New York region

•	Residential mortgage loan originations of $71.4 million compared to $35.4 million in the first six months of 2001, an increase of 101.8%.

Net loss for the six months ended 2002 was $6.1 million, or $0.63 per diluted share, compared to net income of $10.4 million, or $1.02 per diluted share for the six months ended June 30, 2001. The provision for loan losses for the six months ended June 30, 2002 was $31.9 million compared to $9.2 million for the comparable period in 2001.

Net interest income for the six months ended June 30, 2002 was $40.1 million, compared to $41.1 million during the same period in 2001. Non-interest income for the six months ended June 30, 2002 was $8.0 million, compared to $6.7 million in 2001.

Operating expense for the first six months of 2002 was $25.4 million, compared to $21.7 million for the same period in 2001. The expense items representing the increase were primarily the same as those mentioned above in the second quarter 2002 versus second quarter 2001 discussion.

BSB Capital Trust II:

During the second quarter BSB Bancorp, Inc. formed the subsidiary BSB Capital Trust II, for the purpose of issuing preferred securities. The trust issued $10.0 million of floating-rate, non-voting, preferred securities, maturing in 2032. The entire net proceeds to the Trust from the offering were invested in junior subordinated obligations of the Company, which are the sole assets of the Trust. Proceeds from the issuance of these securities will be used for general corporate purposes.

POD Conversion:

The “Proof of Deposit” conversion, completed by the Bank during the second quarter, will enable BSB to realize operational benefits in future quarters that include efficiencies at the teller line, consistency in float management and a more efficient, centralized fee monitoring and assessment system.

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Forward Looking Statements:

This news release contains forward-looking statements, including those regarding the projected performance of BSB Bancorp, Inc. These statements constitute forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from any forward-looking information discussed in this news release.

Factors that might cause such differences include, but are not limited to: fluctuations in interest rates, government regulations and economic conditions and competition in the geographic and business areas in which BSB conducts its operations, as well as unanticipated loan losses and other similar conditions affecting the Company’s operations, pricing, products, and services.

Except as required by law, BSB disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements in this news release to reflect future events or developments.

For additional information regarding BSB, including a discussion of related risk factors, please refer to BSB’s public filings with the Securities and Exchange Commission which are available online at http://www.sec.gov.

Profile:

Headquartered in Binghamton, New York, BSB Bancorp, Inc. provides a broad range of deposit, loan, trust and financial management services to businesses and consumers in Broome, Onondaga, Tioga, Chenango and Chemung counties. The Bank serves its customers from 22 full-service banking offices, 29 branch-based, and 26 off-premise automatic teller machines and at 12 proprietary banking service locations (StoreTeller®) situated in a large area supermarket chain. In Broome County, the Bank is the leader in total deposits with 37 percent.

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BSB BANCORP, INC.   –  CONSOLIDATED (Dollars in Thousands, Except Share and Per Share Data)
FINANCIAL HIGHLIGHTS (unaudited)

		Quarter Ended		Six Months Ended June 30,
OPERATIONS DATA	June 30, 2002	March 31, 2002	June 30, 2001	2002	2001
Total interest income	$33,193	$33,699	$42,601	$66,892	$88,348
Total interest expense	13,307	13,453	21,889	26,760	47,276
Net interest income	19,886	20,246	20,712	40,132	41,072
Provision for loan losses	26,720	5,200	4,500	31,920	9,174
Non-interest income	3,172	4,849	3,557	8,021	6,675
Operating expense	13,553	11,844	10,950	25,397	21,673
Income tax (benefit) expense	(6,058)	3,007	3,415	(3,051)	6,493
Net income (loss)	(11,157)	5,044	5,404	(6,113)	10,407
SELECTED FINANCIAL DATA
Yield on earning assets (1)	6.59%	6.81%	7.92%	6.70%	8.07%
Cost of funds (1)	3.05	3.16	4.68	3.10	4.93
Interest rate spread (1)	3.54	3.65	3.24	3.60	3.14
Interest rate margin (1)	3.95	4.09	3.85	4.02	3.75
Return (loss) on average assets (1)	(2.16)	1.00	0.98	(0.60)	0.93
Return (loss) on average equity (1)	(28.05)	12.74	13.74	(7.70)	13.21
Equity to assets (2)	7.14	7.58	7.31	7.14	7.31
Operating expenses to average assets (1)	2.55	2.34	1.99	2.45	1.93
Efficiency ratio	57.10	50.86	45.68	53.96	45.68
PER SHARE DATA
Basic (loss) earnings	($1.16)	$0.52	$0.54	($0.63)	$1.03
Diluted (loss) earnings	($1.16)	$0.51	$0.53	($0.63)	$1.02
Book value	$15.34	$16.18	$15.79	$15.34	$15.79
Dividends paid	$0.25	$0.25	$0.25	$0.50	$0.50
Dividend payout ratio	NM	48.00%	46.26%	NM	48.57%
(1) Annualized (2) At period ended (NM) Not meaningful
FINANCIAL CONDITION DATA	At June 30, 2002	March 31, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Assets	$2,058,224	$2,057,310	$2,142,657	$2,058,224	$2,142,657
Earning assets	1,989,687	2,001,802	2,076,560	1,989,687	2,076,560
Gross loans	1,318,101	1,377,307	1,651,057	1,318,101	1,651,057
Allowance for loan losses	(56,988)	(52,785)	(55,159)	(56,988)	(55,159)
Gross investment securities	652,860	590,061	375,321	652,860	375,321
Unrealized appreciation
in AFS securities	11,896	1,018	1,834	11,896	1,834
Interest-bearing deposits	1,367,578	1,391,168	1,511,610	1,367,578	1,511,610
Non-interest-bearing deposits	155,323	138,413	148,410	155,323	148,410
Borrowings	335,837	328,216	277,360	335,837	277,360
Subordinated debt	39,000	30,000	30,000	39,000	30,000
Shareholders’ equity	146,985	155,865	156,600	146,985	156,600
Non-performing loans	54,088	57,135	54,010	54,088	54,010
Loans, 30-89 days past due	9,970	14,357	33,894	9,970	33,894
Other real estate owned	4,356	485	435	4,356	435
Repossessed assets	516	1,487	2,269	516	2,269
Trust assets	270,991	308,110	325,320	270,991	325,320
Serviced loans	430,338	444,660	492,920	430,338	492,920
AVERAGE BALANCES				YTD Actual Avg.
Assets	$2,065,190	$2,026,079	$2,199,710	$2,045,742	$2,240,171
Earning assets	2,015,758	1,979,647	2,150,461	1,997,802	2,190,390
Gross loans	1,365,925	1,436,007	1,732,496	1,400,773	1,769,683
Allowance for loan losses	(53,815)	(59,134)	(62,436)	(56,460)	(61,440)
Gross investment securities	617,233	508,501	400,951	563,167	411,021
Unrealized appreciation in
AFS securities	6,661	6,264	1,772	6,463	629
Interest-bearing deposits	1,378,122	1,357,340	1,560,625	1,367,788	1,611,606
Non-interest-bearing deposits	145,823	144,276	145,063	145,054	142,406
Borrowings	328,898	317,471	282,135	323,216	274,397
Subordinated debt	38,099	30,000	30,000	34,072	30,000
Shareholders’ equity	159,108	158,398	157,354	158,755	157,544
Shares outstanding	9,608,067	9,650,367	9,977,382	9,629,217	10,085,473
Diluted shares outstanding	9,608,067	9,843,211	10,103,017	9,629,217	10,184,655

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BSB BANCORP, INC
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(Dollars in Thousands, Except Share Data)	June 30, 2002	March 31, 2002	June 30, 2001
ASSETS
Cash and due from banks	$ 49,531	$ 52,556	$ 58,727
Federal funds sold	15,600	30,000	47,000

Total cash and cash equivalents	65,131	82,556	105,727
Investment securities available for sale, at fair value	637,054	564,952	346,250
Investment securities held to maturity (fair value of $13,510, $12,811, and $9,541, respectively)	13,307	12,482	10,081
Federal Home Loan Bank of New York stock	14,395	13,645	20,824
Loans held for sale	2,108	3,493	2,267
Loans:
Commercial	612,400	668,383	867,640
Consumer	345,383	349,831	404,460
Real estate	360,318	359,093	378,957

Total loans	1,318,101	1,377,307	1,651,057
Net deferred costs	1,018	941	915
Allowance for loan losses	(56,988)	(52,785)	(55,159)

Net loans	1,262,131	1,325,463	1,596,813
Bank premises and equipment	15,104	14,532	14,246
Accrued interest receivable	10,565	10,717	13,247
Other real estate owned and repossessed assets	4,872	1,972	2,703
Intangible assets	646	738	1,020
Other assets	32,911	26,760	29,479

	$2,058,224	$2,057,310	$2,142,657

LIABILITIES & SHAREHOLDERS EQUITY
Due to depositors	$1,522,901	$1,529,581	$1,660,020
Borrowings	335,837	328,216	277,360
Other liabilities	13,501	13,648	18,677
Company obligated mandatorily redeemable preferred securities of subsidiaries, holding solely junior subordinated debentures of the Company	39,000	30,000	30,000

Total liabilities	1,911,239	1,901,445	1,986,057
Shareholders Equity:
Preferred Stock, par value $0.01 per share; authorized 2,500,000 shares; none issued
Common Stock, par value $0.01 per share; authorized 30,000,000 shares; 11,640,238 11,608,027 and 11,511,797 shares issued	116	116	115
Additional paid-in capital	41,078	40,496	38,901
Undivided profits	131,807	145,371	137,629
Accumulated other comprehensive income	7,115	610	1,069
Treasury stock, at cost: 2,056,360, 1,976,360, and 1,592,261 shares	(33,131)	(30,728)	(21,114)

Total shareholders equity	146,985	155,865	156,600

	$2,058,224	$2,057,310	$2,142,657

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BSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended			Year to Date
(Dollars in Thousands, Except Share Data)	June 30, 2002	March 31, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Interest income:
Interest and fees on loans	$24,337	$26,318	$36,353	$50,655	$75,410
Interest on federal funds sold	129	113	153	242	172
Interest on investment securities	8,697	7,119	6,052	15,816	12,716
Interest on loans held for sale	30	149	43	179	50

Total interest income	33,193	33,699	42,601	66,892	88,348

Interest expense:
Interest on savings deposits	661	648	1,102	1,309	2,177
Interest on time accounts	6,886	7,414	13,144	14,300	28,496
Interest on money market deposit accounts	1,756	1,698	3,386	3,454	7,798
Interest on NOW accounts	43	47	74	90	150
Interest on borrowed funds	3,233	3,037	3,574	6,270	7,436
Interest on mandatorily redeemable preferred securities of subsidiaries	728	609	609	1,337	1,219

Total interest expense	13,307	13,453	21,889	26,760	47,276

Net interest income	19,886	20,246	20,712	40,132	41,072
Provision for loan losses	26,720	5,200	4,500	31,920	9,174

Net interest (loss) income after provision for loan losses	(6,834)	15,046	16,212	8,212	31,898
Non-interest income:
Service charges on deposit accounts	1,245	1,243	1,287	2,488	2,574
Checkcard interchange fees	359	323	325	682	613
Mortgage servicing fees	246	212	292	458	583
Fees and commissions-brokerage services	299	252	152	551	354
Trust fees	366	353	381	719	712
Gains on sale of securities, net	94	81	19	175	86
Gain on sale of branch office, net			299		299
Gain on sale of credit card portfolio, net		1,806		1,806
Other charges, commissions and fees	563	579	802	1,142	1,454

Total non-interest income	3,172	4,849	3,557	8,021	6,675

Operating expense:
Salaries, pensions and other employee benefits	6,361	6,386	5,419	12,747	10,774
Building occupancy	1,056	1,080	1,038	2,136	2,176
Advertising and promotional	593	174	295	767	409
Professional fees	867	509	452	1,376	955
Data processing costs	1,553	1,430	1,308	2,983	2,662
Services	694	797	846	1,491	1,558
Amortization of intangible assets	91	91	96	182	193
Conversion expenses	387			387
Other real estate owned and repossessed asset expenses	448	166	85	614	146
Other expenses	1,503	1,211	1,411	2,714	2,800

Total operating expense	13,553	11,844	10,950	25,397	21,673

(Loss) income before income taxes	(17,215)	8,051	8,819	(9,164)	16,900
Income tax (benefit) expense	(6,058)	3,007	3,415	(3,051)	6,493

NET (LOSS) INCOME	$(11,157)	$5,044	$5,404	$(6,113)	$10,407

(Loss) earnings per share:
Basic	$(1.16)	$0.52	$0.54	$(0.63)	$1.03
Diluted	$(1.16)	$0.51	$0.53	$(0.63)	$1.02

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BSB BANCORP, INC.
NON-PERFORMING ASSETS (unaudited)

(Dollars in Thousands)	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001	June 30, 2001
Non-accrual loans:
Commercial loans	$39,420	$31,813	$42,424	$32,198	$38,945
Residential real estate loans	722	842	882	1,365	1,258
Commercial real estate loans	1,219	4,342	4,235	3,655	5,496
Consumer loans	438
Troubled debt restructured loans	11,915	19,402	12,255	5,884	7,419

Total non-accrual loans	53,714	56,399	59,796	43,102	53,118
Accruing loans with principal or interest payments 90 days or more overdue	374	736	879	883	892

Total non-performing loans	54,088	57,135	60,675	43,985	54,010

Other real estate owned and repossessed assets	4,872	1,972	2,034	2,471	2,704

Total non-performing assets	$58,960	$59,107	$62,709	$46,456	$56,714

Total non-performing loans to total loans	4.10%	4.15%	4.09%	2.86%	3.27%

Total non-performing assets to total assets	2.86%	2.87%	3.04%	2.21%	2.65%

Note: Accruing loans classified as troubled debt restructured loans totaled: $4,925,000, $7,578,000, $8,751,000, $5,275,000, and $2,143,000 at June 30, 2002, March 31, 2002, December 31, 2001, September 30, 2001, and June 30, 2001, respectively. The Bank does not consider these loans to be non-performing.

BSB BANCORP, INC.
ALLOWANCE AND NET CHARGE-OFFS PER QUARTER (unaudited)

	Quarters Ended
(Dollars in Thousands)	June 2002	March 2002	December 2001	September 2001	June 2001

Average gross loans outstanding	$1,365,925	$1,436,007	$1,502,098	$1,590,820	$1,732,496

Allowance at beginning of period	$52,785	$58,829	$56,905	$55,159	$61,423

Charge-offs:
Commercial loans	23,052	10,326	1,686	1,821	11,101
Consumer loans	432	1,664	2,501	1,856	1,219
Residential real estate loans	40	15	29	30	105
Commercial real estate loans	1,112			58

Total loan charge-offs	24,636	12,005	4,216	3,765	12,425
Recoveries	2,119	761	1,640	961	1,661

Net charge-offs	22,517	11,244	2,576	2,804	10,764

Provision for loan losses charged to operating expense	26,720	5,200	4,500	4,550	4,500

Allowance at end of period	$56,988	$52,785	$58,829	$56,905	$55,159

Ratio of net charge-offs to:
Average gross loans outstanding (annualized)	6.59%	3.13%	0.69%	0.71%	2.49%
Ratio of allowance to:
Non-performing loans	105.36%	92.39%	96.96%	129.37%	102.13%
Period-end loans outstanding	4.32%	3.83%	3.96%	3.70%	3.34%